STOCK AGREEMENTS RE: ____________


         THIS AGREEMENT is entered into by and between DCRI Acquisition Corporation, a Texas corporation (the "Purchaser"), Diversified Corporate Resources, Inc., a Texas corporation (herein called "Company"), and _________________ (herein called "Optionee").

         WHEREAS, the Purchaser has acquired all or substantially all of the assets of both Texcel, Inc., a Pennsylvania corporation, and Texcel Technical Services, Inc., a Pennsylvania corporation (such corporations are collectively referred to herein as the "Acquired Corporations"); and

         WHEREAS, the Optionee has been an employee of one or both of the Acquired Corporations, prior to the time Purchaser completes the acquisition of the Acquired Companies, and thereafter will be an employee of the Purchaser; and

         WHEREAS, the Company considers it desirable and in its best interests that Optionee be given an opportunity to acquire an equity interest in the Company in the form of ownership of shares of common stock of the Company (the "Common Stock").

         NOW, THEREFORE, in consideration of the premises, it is agreed as follows:

         1.       STOCK OPTION TERMS

          Grant Of Option. The Company shall and does hereby grant to Optionee the right, privilege and option to purchase ___________ shares (the "Option Shares") of Common Stock for the price per share in the manner and subject to the conditions hereinafter provided.

                  b. Time Of Exercise, Vesting and Price of Option. Subject to the terms hereof, the option herein granted may be exercised in whole or in part at any time or times but in order to exercise this option it must be exercised prior to December 31, 2003. The option herein granted shall become exercisable as to __________ shares of Common Stock if the Optionee is an employee of the


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Company (or a subsidiary  of the  Company) on the last day of September  for the years 1999-2003, both inclusive. (Example: if the Optionee is an employee of the Company on September 30, 1999, the Optionee will become vested, and entitled to exercise, as to options for __________shares of Common Stock). The exercise price for shares to which Optionee shall become vested shall be $____ per share (the closing price of the Company's Common Stock on the American Stock Exchange on October 7, 1998). The parties hereto acknowledge and agree that the requirement that vesting is contingent upon the Optionee being an employee of the Company is applicable regardless of the reason that the Optionee may cease to be an employee of the Company.

                  c. Method of Exercise. The option herein granted (or any part thereof) must be exercised by written notice directed to the Company at its principal place of business, or such other office as shall be designated by the Company; such notice of Optionee's election to exercise the option herein granted must specify the number of Option Shares to be purchased pursuant to such exercise and must be accompanied by either cash or a check payable to the order of the Company in payment of the option price (the number of shares of stock being purchased multiplied by the option price per share). The Company shall undertake to make prompt delivery of the stock certificate(s) evidencing such part of the Option Shares, provided that if any law or regulation requires the Company to take any action with respect to the Option Shares specified in such notice before the issuance thereof, then the date of delivery of such Option Shares shall be extended for the period necessary to take such action.

                  Upon the exercise of an option, and before the issuance of Option Shares to the Optionee, the Optionee shall be required to pay to the Company in cash the amount which the Company reasonably determines to be necessary in order for the Company to comply with applicable federal and state tax withholding requirements, and the collection of employment taxes.


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

                 d. Termination of Option. To the extent not theretofore exercised, the option herein granted shall terminate on the earlier of (a) December 31, 2003, (b) ninety (90) days from the date on which Optionee ceases to be an employee of the Company for any reason other than (i) death or disability of the Optionee, or (ii) cause, (c) immediately on the date of termination if termination is for cause, and (d) one (1) year from the date on which Optionee ceases to be an employee of the Company if such event is due to death or disability of the Optionee.

                  Notwithstanding anything to the contrary herein, this option shall terminate upon a breach by Optionee of any part of Section 3 hereof. The determination of whether the Optionee is disabled for all purposes of this option shall be left to the reasonable discretion of the Compensation Committee of the Board of Directors of the Company.

e. Rights Prior To Exercise of Option. The option herein granted is nontransferable by Optionee except as herein otherwise provided. Unless the Optionee is deceased or disabled, with the determination of the existence or nonexistence of such disability such disability left to the reasonable discretion of the Compensation Committee of the Board of Directors of the Company, the option herein may only be exercised by the Optionee. If the Optionee dies during the period of time that all or any of part of this option is exercisable, the Optionee's executor or legal representative may exercise all or any part of this option at any time or times during the period of time in which the option herein is granted. If the Optionee is disabled, as aforesaid, the Optionee's legal representative shall have the right to exercise all or any part of this option with respect to Option Shares which are vested at any time or times during the period of time in which the Optionee is disabled and the option herein granted has not expired by the terms of this Agreement. With respect to the Option Shares which are subject to the option herein granted,


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

Optionee shall have no rights as a stockholder until payment of the option price for the shares being purchased by exercise of the option herein granted, and the issuance of the shares involved.

     Binding Effect. Without limitation, this option is issued under, and granted in all respects subject to all of the provisions of the Company's 1998 Nonqualified Stock Option Plan (the "Plan"), all of which provisions of the Plan are incorporated herein by reference. Provided, however, without limitation, that (a) the provisions of this option will determine the agreement of the parties with respect to each matter set forth herein to the extent the provisions of the option do not require a result that is inconsistent with Plan,
(b) the parties expressly agree that no inference shall be drawn with respect to the intent of the parties based on the inclusion of, or reference to, some provisions of the Plan in this option, and the omission of such inclusion or reference with respect to other provisions of the Plan in this option, and (c) this option shall be binding upon and inure to the benefit of the Company, the Purchaser and their respective representatives, successors and assigns, and the Optionee and his or her legal representative (to the extent expressly permitted).

          Committee Authority. Except for Section 1(f) hereof, any questions concerning the interpretation of this option, including without limitation the incorporated provisions of the Plan shall be determined by the Compensation Committee of the Board of Directors of the Company, in its sole discretion.


     STOCK BONUS TERMS
     -----------------

          Amount. For a period of three years, each year being from October 1, until September 30 (with the first year being October 1, 1998 until September 30, 1999), and subject to the conditions of this Agreement, the Purchaser shall

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spend  $__________per  year  (or a total  of  $__________in  the  aggregate)  to purchase,  or cause to be  purchased,  for the Optionee  shares of Common Stock.

     Timing Of Expenditures. The funds to be spent by the Purchaser may be spent at any time or times during each year of the three (3) year time period involved provided that at least $__________has been spent by October 31, 1999, an additional $__________has been spent by October 31, 2000, and an additional $__________has been spent by October 31, 2001.

     a.Alternatives to Purchases. The preference of the Purchaser is to cause shares of Common Stock to be delivered to Optionee under this Section 2. However, in the event the Purchaser and/or the Company elect not to purchase all or any part of the shares of Common Stock required to be purchased for the benefit of the Optionee, in their sole discretion, the Purchaser may fund its obligation hereunder in cash. If the Company pays to the Optionee in cash (subject to the required withholdings of taxes, etc.) the amount that the Purchaser would otherwise be obligated to spend under the terms of this Agreement the Purchaser will not be in default of this Agreement.

     Investment Letter. If the Company determines it reasonable or appropriate, the Optionee must execute an investment letter for the benefit of the Company, in the form attached hereto as Schedule A, before all or any part of the shares of Common Stock to be issued to the Optionee, pursuant hereto, will be issued.

     Stock Certificate. Subject to the foregoing, if and when shares of Common Stock are purchased by the Purchaser for the benefit of the Optionee, the Purchaser shall thereafter cause one or more stock certificates to be issued in the name of the Optionee with respect to the shares involved.

     Rights As Shareholder. Until stock certificates are issued in the name of the Optionee, the Optionee shall have no rights to vote the shares involved or

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any other  rights as a  Shareholder  with  respect to the shares of Common Stock involved.

    Termination of Rights. If the Optionee ceases to be an employee of Purchaser Purchaser, for any reason, prior to September 30 of any year during the three
(3) year term of the provisions of this Section 2, or if Optionee shall breach any part of Section 3 hereof, the Optionee shall thereafter have no rights under
Section 2 hereof to receive cash or shares of Common Stock not previously paid or payable (in the case of cash) or delivered or required to be delivered (in the case of Common Stock).

     RESTRICTION AGREEMENTS. The Optionee acknowledges and agrees that (a) this Agreement is being entered into in connection with the Optionee becoming an employee of the Purchaser, (b) the Optionee has received, or will receive as an employee of the Purchaser and the Company, substantial and valuable consideration in exchange for the noncompetition and nonsolicitation restrictions set forth below, and (c) such consideration constitutes fair and adequate consideration for the Optionee executing this Agreement and agreeing to the restrictions below set forth. Such restrictions are as follows:

     Noncompetition Agreement. Optionee expressly covenants and agrees that during the term of Optionee's employment by the Purchaser or by any affiliate of the Company, and for a period of six (6) months immediately following the termination of such employment, Optionee shall not, directly or indirectly, for whatever reason, within a twenty-five (25) mile radius of Philadelphia, Pennsylvania, either as an individual for Optionee's own account, as a shareholder, partner or joint venturer, as a consultant, as an employee or agent for any person (other than the Purchaser or any affiliate of the Purchaser), as an officer, director or employee of a corporation (other than the Purchaser or any affiliate of the Purchaser), as an independent contractor or otherwise, directly or indirectly act as, or perform the services of, a personnel service including, but not by way of limitation, (i) the business in which the Purchaser

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is engaged as a result of the  acquisition of the Acquired  Companies,  and (ii)
both temporary and permanent placement of any individual(s) to provide services to, or to become an employee of, a third party person, entity or organization.


     Ownership of Materials and Service. Optionee covenants and agrees that Optionee will not, either during the term of this Agreement, or at any time thereafter, divulge, disclose, furnish or otherwise make accessible any of the service files of Purchaser or the Company or any information contained therein, nor use or utilize the same for Optionee's benefit, or the benefit of any third party, except as may be required in the regular course of business of the Purchaser. Optionee shall return or caus to be returned to the Purchaser, immediately upon termination of Optionee's employment with the Purchaser, whether voluntary or involuntary, all of the service files of Purchaser and the Company (and all copies or summaries thereof) that may come into the possession of Optionee during the term hereof, whether or not prepared by Optionee. Optionee specifically agrees that in the event any of the service files of Purchaser or the Company (or information contained therein) which has come into Optionee's possession is not immediately returned upon termination of Optionee's employment, then, in addition to all other remedies available to it at law or in equity, the Purchaser may withhold all salary, commissions, bonuses and/or other sums due Optionee until such time as these materials are returned to the Purchaser.

     Covenant Not to Hire. Optionee covenants and agrees that for a period of one (1) year immediately following the termination of Optionee's employment with the Purchaser, Optionee will not, or whatever reason, directly or indirectly, on Optionee's own behalf or on behalf of any other person or entity, hire or solicit, or attempt to hire or solicit, any employee, consultant or agent of the Purchaser or any of the Purchaser's affiliates or in any manner attempt to influence or induce any employee, consultant or agent of the Purchaser or any of

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the  Purchaser's  affiliates  to  leave  the  employ  of the  Purchaser  or such affiliate.

     Contract With Applicants. Optionee covenants and agrees that, upon the termination of Optionee's employment with the Purchaser, Optionee shall not, for whatever reason, for a period of one (1) year following the date of placement of any applicant by the Purchaser or the Company (whether such placement resulted from the efforts and services of Optionee or any other employee of the Purchaser), contact any such applicant, directly or indirectly, regarding present, future or potential employment or changes thereto. Optionee recognizes and agrees that such restraint is necessary to ensure the proper relationship between the Purchaser, the Company and their fee-paying clients and applicants.

     Reasonableness of Restrictive  Covenant.  Optionee  acknowledges and agrees
(i) that the covenants  contained in Subparagraphs (a), (b), (c) and (d) of this
Section 3 of this Agreement (hereinafter collectively referred to as the "Restrictive Covenants"), are reasonable as to scope, time, and geographical limitation and are necessary to the protection of the business and goodwill of the Purchaser, (ii) that the services rendered or to be rendered to the Purchaser are unique, specialized and require substantial skills and training from the Purchaser and the Company, (iii) that the special relationship of trust and confidence between Optionee, the Purchaser, and the clients, customers, vendors and suppliers of the Purchaser and the Company create a high risk and opportunity for Optionee to misappropriate the relationship and good will existing between the Purchaser and the clients, customers, vendors and suppliers of the Purchaser and the Company and it is fair and reasonable for the Purchaser and the Company to take steps to protect itself from the risk of misappropriation by requiring Optionee to agree to be bound by the Restrictive Covenants, (iv) that the enforcement of any of the Restrictive Covenants will not interfere with Optionee's ability to make a living or to pursue a proper livelihood, and (v) that in the event of a breach by Optionee of any of such

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Restrictive Covenants the Purchaser and the Company will have no adequate remedy at law, and accordingly, Optionee agrees that the Purchaser and the Company shall be entitled as a matter of right to an injunction from any court of competent jurisdiction, restraining any further violation of such covenants by Optionee. Such right to an injunction shall be cumulative and in addition to whatever other remedies the Purchaser and the Company may have at law, in equity, or under this Agreement.

     Court Reformation. The Optionee agrees that if, at some later date, a court of competent jurisdiction determines that any one or more of the restrictions, set forth in Section 3 of this Agreement, are unenforceable by reason of extending for too great a period of time or over too great a geographical area, such provisions (and the restrictions involved) shall be reformed by the court to extend over the period of time for which it may be enforceable and for the maximum geographical area to which it may be enforceable.


     MISCELLANEOUS

          Multiple Originals. This Agreement may be executed in multiple counterparts with each counterpart constituting an original for all purposes.

               Total Agreement. This Agreement may not be amended or revised except by a written instrument executed by both of the parties to this Agreement.

          Applicable Law. This Agreement shall be agreed by and interpreted pursuant to the laws of the state of Texas.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the _____ day of October, 1998.


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                                          DCRI ACQUISITION CORPORATION



                                          By:
                                                  ------------------------------
                                          Name:
                                                  ------------------------------
                                          Title:
                                                  ------------------------------


                                           DIVERSIFIED CORPORATE RESOURCES, INC.



                                           By:
                                                  ------------------------------
                                           Name:
                                                  ------------------------------
                                           Title:
                                                  ------------------------------



                                           OPTIONEE:


                                           -------------------------------------
                                           Name



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